Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
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July 25, 2023	TORONTO

Perception Capital Corp. II

315 Lake Street East, Suite 301

Wayzata, Minnesota 55391

RE:	Perception Capital Corp. II

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special United States counsel to Perception Capital Corp. II, a Cayman Islands exempted company limited by shares (the “Company”), in connection with the Registration Statement (as defined below), relating to, among other things, (i) the merger of Perception Spectaire Merger Sub Corp. (“Merger Sub”), a Delaware corporation and a direct wholly-owned subsidiary of the Company, with and into Spectaire Inc. (“Spectaire”), a Delaware corporation (the “Merger”), with Spectaire surviving the Merger as a direct wholly-owned subsidiary of the Company, pursuant to the terms of the Agreement and Plan of Merger, dated as of January 16, 2023, by and among the Company, Merger Sub and Spectaire (the “Merger Agreement”), and (ii) as a condition to the effectiveness of the Merger, the proposal of the Company to change its jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and domesticating as a Delaware corporation pursuant to Section 388 of the General Corporation Law of the State of Delaware (the “Domestication”), subject to the approval thereof by the shareholders of the Company.

Prior to and as a condition of the Merger, in connection with the Domestication, the Company will change its jurisdiction of incorporation by effecting a deregistration under the Companies Act (Revised) of the Cayman Islands and a domestication under Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”) and, in connection therewith, the Company will file the Certificate of Domestication (as defined below) simultaneously with the Certificate of Incorporation (as defined below), in each case, in respect of the Company with the Secretary of State of the State of Delaware (the

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July 25, 2023

“DE Secretary of State”). In this opinion, we refer to the Company following effectiveness of the Domestication as “NewCo.” Upon the Certificate of Domestication and the Certificate of Incorporation becoming effective under Section 103 of the DGCL (the “Effective Time”), among other things, pursuant to the Plan of Domestication (as defined below): (1) each of the then issued and outstanding Class A ordinary shares, par value $0.0001 per share, of the Company (the “Class A Ordinary Shares”) will convert automatically into one share of common stock, par value $0.0001 per share, of NewCo (“NewCo Common Stock”); (2) each of the then issued and outstanding Class B ordinary shares, par value $0.0001 per share, of the Company (the “Class B Ordinary Shares”) will convert automatically into one share of NewCo Common Stock; (3) each of the then issued and outstanding redeemable warrants of the Company (the “Company Warrants”) will convert automatically into a redeemable warrant to acquire one share of NewCo Common Stock (the “NewCo Warrants”) pursuant to the Warrant Agreement (as defined below); and (4) each of the then issued and outstanding units of the Company that have not been previously separated into the underlying Class A Ordinary Shares and underlying Company Warrants upon the request of the holder thereof (the “Company Units”) will be cancelled and will entitle the holder thereof to one share of NewCo Common Stock and one-half of one NewCo Warrant.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations (the “Rules and Regulations”) under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the registration statement on Form S-4 (File No. 333-272880) of the Company relating to (1) up to 13,580,915 shares of common stock of NewCo (“NewCo Shares”), comprised of (i) 2,080,915 shares of NewCo Common Stock and (ii) 11,500,00 shares of NewCo Common Stock underlying the NewCo Warrants (the “Underlying Shares”) and (2) 11,500,000 NewCo Warrants (the securities referred to in clauses (1) and (2), collectively, the “NewCo Securities”), to be issued in the Domestication, filed on June 23, 2023, with the Securities and Exchange Commission (the “Commission”) under the Securities Act, and Amendment No. 1 thereto (such registration statement, as amended, being hereinafter referred to as the “Registration Statement”);

(b) an executed copy of the Merger Agreement, filed as Exhibit 2.1 to the Registration Statement;

(c) the form of Certificate of Incorporation of NewCo, to become effective as of the Effective Time, filed as Exhibit 3.2 to the Registration Statement (the “Certificate of Incorporation”);

(d) the form of Bylaws of NewCo, to become effective as of the Effective Time, filed as Exhibit 3.3 to the Registration Statement (the “Bylaws”);

(e) the form of Certificate of Corporate Domestication of NewCo, to become effective as of the Effective Time, filed as Exhibit 4.4 to the Registration Statement (the “Certificate of Domestication”);

(f) the form of Plan of Domestication, filed as Exhibit 2.2 to the Registration Statement (the “Plan of Domestication”);

(g) the form of Warrant certificate (included in the Warrant Agreement (defined below), filed as Exhibit 4.2 to the Registration Statement) (the “Warrant Certificate”);

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July 25, 2023

(h) an executed copy of the Warrant Agreement, dated October 27, 2021, between the Company and Continental Stock Transfer & Trust Company (“CST”), as warrant agent (the “Warrant Agreement”); and

(i) resolutions of the Board of Directors of the Company, dated January 16, 2023 and July 13, 2023, relating to, among other things, the Registration Statement, the Merger and the Domestication; and

(j) the form of resolutions of the Board of Directors of NewCo, to be adopted upon the Effective Time, approving the issuance of the NewCo Securities (the “Resolutions”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

As used herein, “Transaction Documents” means the Merger Agreement, the Plan of Domestication, the Warrant Agreement and the Warrant Certificate.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the DGCL (all of the foregoing being referred to as “Opined-on Law”). The opinions stated in paragraphs 1 through 4 below presume that:

1. Prior to effecting the Domestication: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Securities Act; (ii) the shareholders of the Company will have approved, among other things, the Merger Agreement and the Domestication, including the Certificate of Incorporation and Bylaws; and (iii) all other necessary action will have been taken under the applicable laws of the Cayman Islands to authorize, approve and permit the Domestication, and any and all consents, approvals and authorizations from applicable Cayman Islands and other governmental and regulatory authorities required to authorize and permit the Domestication, will have been obtained;

2. The Certificate of Domestication, in the form attached as Exhibit 4.4 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the DE Secretary of State in accordance with Sections 103 and 388 of the DGCL, that no other certificate or document, other than the Certificate of Incorporation, has been, or prior to the filing of the Certificate of Domestication will be, filed by or in respect of the Company with the DE Secretary of State and that the Company will pay any fees and other charges required to be paid in connection with the filing of the Certificate of Domestication;

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3. The Certificate of Incorporation, in the form filed as Exhibit 3.2 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the DE Secretary of State and have become effective in accordance with Sections 103 and 388 of the DGCL, that no other certificate or document, other than the Certificate of Domestication, has been, or prior to the filing of the Certificate of Incorporation will be, filed by or in respect of the Company with the DE Secretary of State and that the Company will pay any fees and other charges required to be paid in connection with the filing of the Certificate of Incorporation;

4. The Bylaws, in the form attached as Exhibit 3.3 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will become effective as of the Effective Time; and

5. Prior to the issuance of the NewCo Securities: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Securities Act; (ii) the shareholders of the Company will have approved, among other things, the Merger Agreement and the Domestication, including the Certificate of Incorporation and Bylaws; (iii) the Domestication and the other transactions contemplated by the Merger Agreement to be consummated concurrent with or prior to the Merger will have been consummated; and (iv) the Board of Directors of NewCo shall have approved the Resolutions, without alteration or amendment (other than identifying the appropriate date).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1. Upon the Effective Time, pursuant to the Plan of Domestication, each of the then issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares will convert automatically into one share of NewCo Common Stock that will have been duly authorized by all requisite corporate action on the part of NewCo under the DGCL and that will be validly issued, fully paid and nonassessable.

2. Upon the Effective Time, pursuant to the Plan of Domestication, each of the then issued and outstanding redeemable Company Warrants will convert automatically into one redeemable NewCo Warrant that will have been duly authorized by all requisite corporate action on the part of NewCo under the DGCL and will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.

3. Upon the Effective Time, pursuant to the Plan of Domestication, each of the then issued and outstanding Company Units will be cancelled and will entitle the holder thereof to (i) one share of NewCo Common Stock that will have been duly authorized by all requisite corporate action on the part of NewCo under the DGCL and will be validly issued, fully paid and nonassessable and (ii) one-half of one NewCo Warrant that will have been duly authorized by all requisite corporate action on the part of NewCo under the DGCL and will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.

4. The NewCo Common Stock, when issued in the manner and on the terms described in the Registration Statement and the Merger Agreement, will have been duly authorized by all requisite corporate action on the part of NewCo under the DGCL and will be validly issued, fully paid and nonassessable.

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5. The Underlying Shares, when issued upon exercise of the NewCo Warrants in the manner and on the terms described in the Registration Statement and the Warrant Agreement, will have been duly authorized by all requisite corporate action on the part of NewCo under the DGCL and will be validly issued, fully paid and nonassessable.

The opinions stated herein are subject to the following qualifications:

(a) we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any Transaction Document or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(d) we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;

(e) except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;

(f) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document with respect to the choice of law or the choice of forum of the parties to such Transaction Document and we have assumed that such choices are valid and effective under all applicable laws;

(g) none of (i) the execution and delivery by the Company or NewCo of the Transaction Documents, (ii) the performance by the Company or NewCo of their respective obligations thereunder (including the issuance of the NewCo Securities) or (iii) consummation of the Merger or the Domestication will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company, NewCo or any of their respective subsidiaries; and

(h) we call to your attention that the opinions stated herein are subject to possible judicial action giving effect to governmental actions or laws of jurisdictions other than those with respect to which we express our opinion.

In addition, in rendering the foregoing opinions we have assumed that, at all applicable times:

(a) the Company (i) is, and as of January 21, 2021, was, duly incorporated and validly existing and in good standing, (ii) has and as of January 21, 2021, had requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the Merger Agreement and the Domestication and the transactions contemplated by, and the performance of its obligations under, the Transaction Documents;

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(b) the Company has, and as of January 21, 2021, had the corporate power and authority to execute, deliver and perform all its obligations under each of the Transaction Documents;

(c) each of the Transaction Documents has been duly authorized, executed and delivered by all requisite corporate action on the part of the Company, subject to approval and adoption of the Merger Agreement and the Domestication by the Company’s shareholders;

(d) none of (i) the execution and delivery by the Company or NewCo of the Transaction Documents, (ii) the performance by the Company or NewCo of their respective obligations thereunder (including the issuance of the NewCo Securities) or (iii) consummation of the Merger or the Domestication: (i) conflicted or will conflict with the Amended and Restated Memorandum and Articles of Association or other comparable organizational documents of the Company or NewCo, (ii) constituted or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or NewCo or their respective property is subject (except that we do not make the assumption set forth in this clause (ii) with respect to those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement), (iii) contravened or will contravene any order or decree of any governmental authority to which the Company or NewCo or their respective property is subject, or (iv) violated or will violate any law, rule or regulation to which the Company or NewCo or their respective property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law);

(e) none of (i) the execution and delivery by the Company or NewCo of the Transaction Documents, (ii) the performance by the Company or NewCo of their respective obligations thereunder (including the issuance of the NewCo Securities) or (iii) consummation of the Merger or the Domestication, required or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction; and

(f) the issuance of the NewCo Shares does not violate or conflict with any agreement or instrument binding on NewCo (except that we do not make this assumption with respect to the Certificate of Incorporation, the Bylaws or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement).

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

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